UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2008

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida	000-28179	59-3404233
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation)		Identification Number)

Suite 2000 - 1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 12.          Results of Operations and Financial Condition.

On August 14, 2008, the Registrant announced financial results for the second quarter ended June 30, 2008.  A copy of the press release is attached hereto as an exhibit.

Item 7.             Financial Statements and Exhibits.

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

Abdul Ladha

______________________________

Abdul Ladha, Chief Executive Officer

Dated:  August 14, 2008

Exhibit 99

PRESS RELEASE

ABLEAUCTIONS ANNOUNCES STRATEGIC PLAN AND FINANCIAL RESULTS

Ojai, CALIFORNIA – August 14, 2008 –As a result of eBay’s decision to suspend its live auction operations and the decreasing demand for liquidation inventory from top U.S. retailers, Ableauctions.com, Inc. announced today that it is reviewing its strategic options in the online auction marketplace and exploring a broad range of new options that include taking the company in a new direction.

The Company is considering seeking out and acquiring a private company with revenues ranging from $50 million to $150 million and selling its existing subsidiaries.  The Company has not yet found a merger partner. That being the case, the proceeds from the sale of the Company’s assets and existing subsidiaries would be dividend out to shareholders.  Any such transaction will likely require a vote of the Company’s shareholders.

As it explores new options, the Company is focused on aggressively expanding what it believes will be its most profitable division, its $10.8 million investment portfolio that is comprised of loans, real property, development property and a joint venture.

As of June 30, 2008, the loan component of the portfolio totaled $1.43 million.  Subsequent to June 30, 2008, the Company increased the value of the loan component to $2.90 million.  The loan component of the portfolio now has an average yield of 11.2%.

The real property component of the portfolio totaled $2.66 million at June 30, 2008 and consisted of a commercial building we purchased in February 2005 in which our corporate headquarters are located.  The property is currently listed for sale for approximately $3.80 million.

The joint venture component of the portfolio totaled $1.46 million at June 30, 2008 representing the Company’s one-third share in Township Holdings Ltd., a company incorporated for the purpose of purchasing and developing two vacant pieces of land totaling 4.72 acres.  The properties were purchased for $3.49 million CAD.  The properties are currently being offered for sale for approximately $4.0 million CAD.

The development property component of the portfolio totaled $5.33 million at June 30, 2008, representing the Company’s 111 unit condominium project (the “Gruv project”) located in Surrey, British Columbia.  The Gruv project is expected to be completed on approximately September 30, 2009 and is expected to generate revenue before expenses in excess of $25 million CAD if the Company is successful in completing the project on schedule and on budget.  The Company expects the total cost to develop the property to be approximately $21.2 million CAD.  In 2005, in an effort to increase shareholder value, diversify the Company’s assets and provide a reliable source of income, the Company’s board of directors approved the acquisition of the opportunity to develop this property from its chief executive officer and president, Mr. Abdul Ladha, and the Company intends to finalize a joint venture and land development agreement with Mr. Ladha to memorialize the rights and obligations of each party.  Additionally, the Company intends to acquire four additional properties that are adjacent to the Gruv project from Surrey Central City Holdings Ltd., a company controlled by Mr. Ladha and commence construction on a $17 million development project.  Management believes that acquiring the additional land adjacent to the Gruv development is the natural progression to this investment strategy.

With respect to its ongoing business, the Company has implemented significant cost controls and other changes to attempt to withstand the downturn in the auction marketplace and the economy.   The Company’s subsidiary, iCollector, has begun to wind down the eBay Live Auction portion of its business, which represented approximately 78% of its revenues for the three months ended June 30, 2008, and 22% of the Company’s total revenue for the three months ended June 30, 2008.  iCollector is also actively looking for prospective buyers or strategic partners.  The eBay Live Auction component of the iCollector business is expected to close no later than December 31, 2008.

The outlook for the Company’s subsidiary, Unlimited Closeouts, improved in June 2008 after cost cutting measures implemented in the first quarter of 2008 took effect, reducing operating expenses by 85% since December 2007.  The subsidiary recorded a profit for the month of June 2008 following five consecutive months of losses.  Revenues for the subsidiary have dropped 56% from the same period in the previous year.

Going forward, the Company expects significant expenses, charges and write downs in the next two quarters as a result of these restructuring efforts.

FINANCIAL RESULTS FOR Q2 – 3 MONTHS ENDED JUNE 30, 2008

Summary.  During the three months ended June 30, 2008, the Company had revenues of $849,859 compared to revenues of $1,833,973 during the same period in 2007, a decrease of $984,114 or approximately 54%.  During the six months ended June 30, 2008, the Company had revenues of $1,647,747 compared to revenues of $2,848,884 during the same period in 2007, a decrease of $1,201,137 or approximately 42%.

The Company realized a net loss of $457,151 or $(0.008) per share for the three months ended June 30, 2008 as compared to net income of $189,573 or $0.003 per share during the same period in 2007.  The loss for the period ended June 30, 2008 is attributed primarily to the following:

-          a write-down of inventory in the amount of $175,000

-          provision for doubtful accounts of $59,584

-          depreciation in the amount of $43,701

-          loss from operations of $178,450

For the six months ended June 30, 2008, the Company recorded a net loss of $651,202, or $(0.011) per share, as compared to net income of $209,571 or $0.003 per share during the same period in 2007.

Financial Details.  The decrease in revenues during the three months ended June 30, 2008 is primarily the result of a 65% decrease in revenues from the Company’s liquidation services.  Revenues from its liquidation services totaled $510,831 (or approximately 60% of total revenue) compared to revenues of $1,469,991 (or approximately 80% of total revenue) during the same period in 2007.  The decrease in revenue from the Company’s liquidation service is due to a decrease in demand for liquidation inventory from top U.S. retailers and the general downturn in the U.S. economy, which has affected the capital available for purchasing goods that are not necessities.

Revenues earned in the future from the Company’s liquidation services will fluctuate widely based upon seasonality, the inventory available, the timing of orders, and the Company’s ability to verify and ship orders on a timely basis.  The Company anticipates that revenues from its liquidation sector will continue to represent the majority of overall revenues.

Revenues from the Company’s subsidiary, iCollector, and from NAALive auction operations decreased by approximately 7% to $236,206 during the three months ended June 30, 2008, compared to $254,182 for the same period in 2007.  The number of auction sessions facilitated during the three months ended June 30, 2008 decreased by approximately 17% to 375 compared to 454 auction sessions for the same period in 2007.

Revenues from the Company’s proprietary point-of-sale (POS) sales processing and reporting system totaled $62,666 during the three months ended June 30, 2008, compared to $81,399 during the same period in 2007.  Approximately 25% of the Company’s revenues from POS system sales results from software maintenance and support contracts.  Future revenues from POS system sales are expected to fluctuate widely based upon seasonality and the timing of contract renewals.

During the three months ended June 30, 2008, the Company realized investment income of $38,701 compared to $126,621 for the same period in 2007.  The decrease in investment income is a result of a shift in investment strategy towards real estate property development and away from marketable securities.  The investment in property development is longer term in nature and as a result, returns will be realized on the completion of projects.

The development project in Surrey, British Columbia is expected to be completed on approximately September 30, 2009 months and is expected to generate revenue before expenses in excess of $25 million CAD if the Company is successful in completing the project on schedule and on budget.

Cost of Revenue.  Cost of revenue was $586,572 or approximately 69% of the Company’s revenues for the three months ended June 30, 2008, compared to $963,737, or approximately 53% of its revenues during the same period in 2007.  Cost of revenue for the three months ended June 30, 2008 increased on a percentage basis due to the write-down of inventory in the amount of $175,000.

Gross Profit. Gross profit was $263,287 or approximately 31% of total revenue for the three months ended June 30, 2008, compared to gross profit of $870,236 or approximately 47% of total revenue for the three months ended June 30, 2007.

Future gross profit margins may vary considerably from quarter-to-quarter depending on the performance of the Company’s various divisions.  The Company believes that over time, its gross profit as a percentage of revenue will range between 25% and 30%, based on the anticipated returns from its revenue streams.

Operating Expenses.   Operating expenses during the three month period ended June 30, 2008 were $705,860 or approximately 83% of revenue compared to $777,354 or approximately 42% of revenue during the three month period ended June 30, 2007.  Although the Company put a number of cost cutting measures in place as a result of the decrease in revenues from its liquidation operations, the effect of this was offset by the additional allowances the Company made for doubtful accounts during the period.  Operating expenses are expected to further decrease in the second half of the 2008 fiscal year as the Company realizes the effects of additional cost cutting measures that the were implemented later in the quarter.

FOR FURTHER INFORMATION PLEASE CONTACT:

Ableauctions.com

Vid Wadhwani

Tel: 604-521-3369

Email: investorrelations@ableauctions.com

Website: www.ableauctions.com

About Ableauctions.com

Ableauctions.com Inc. (AMEX “aac”) is a high-tech liquidator and on-line auction facilitator that operates the domains iCollector.com, Naalive.com and Unlimited Closeouts.com.

As an on-line auction facilitator, the Company, with the experience of over 3,000 auctions, has developed state-of-the-art technology to broadcast auctions over the Internet (www.ableauctions.com/technology) and currently provides the technology and related services to auction houses, enabling them to broadcast auctions over the Internet.  The Company broadcasts business and industrial auctions over the Internet for auctioneers and members of the National Auctioneers Association (NAA) and art, antique and collectible auctions for numerous galleries and auction houses around the world through eBay Live Auctions.

As a liquidator, the Company, through Unlimited Closeouts, purchases overstocks, order cancellations and discontinued products from major manufacturers and importers, then sells the merchandise to major retail chains, other resellers or the public.

For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position, the Company's business strategy and the Company’s real estate development project.  The words or phrases "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the performance of our staff, management, financing, competition, on-line auction business, our ability to implement or manage our expansion strategy, general economic conditions, our ability to license our software to other auction houses, our ability to acquire profitable companies and integrate them into our business successfully and other factors that are detailed in our Annual Report on Form 10-KSB and on documents we file from time-to-time with the Securities and Exchange Commission.  Factors that could cause our real estate development results to differ materials from anticipated results include delay experienced during any phase of the project development (such as in obtaining permits) or unforeseen problems (such as labor disputes, increasing materials costs, or an inability to obtain adequate financing).  Even if we are able to build the project, the market for the units we build could decline.  We cannot guarantee you that our building projects will be successful or that we will be able to recover the money we put into them.  If our building projects are unsuccessful, our business and our cash flow will be materially adversely affected.  Price changes may occur in the market as a whole, or they may occur in only a particular company, industry, or sector of the market.  Real estate values and mortgage loans can be seriously affected by factors such as interest rate fluctuations, bank liquidity, the availability of financing, and by factors such as a zoning change or an increase in property taxes.  Since the majority of our investments are held in Canadian funds, currency fluctuations may affect the value of our portfolio significantly.  There can be no assurance that the securities and other assets in which we have invested will increase, or even maintain, their value.  Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. The Company does not realize nor book the full revenue of auctions that it facilitates in its financials, only the net auction fees, that can vary from time-to-time, that it realizes.

ABLEAUCTIONS.COM, INC.

CONSOLIDATED BALANCE SHEET

(Unaudited)

	JUNE 30	DECEMBER 31
	2008	2007
ASSETS
Current
Cash and cash equivalents	$241,332	$1,594,657
Accounts receivable – trade, net of allowance	694,681	888,199
Employee receivable	362,757	298,464
Mortgages and loans receivable	1,432,833	1,009,846
Inventory	795,467	817,448
Prepaid expenses	105,703	37,055
	3,632,773	4,645,669

Other receivable	-	215,067
Deposits	381,490	388,212
Intangible Assets	321,612	355,759
Property and Equipment	3,073,899	3,183,055
Property Held for Development	5,331,363	4,124,221
Investment in Joint Venture	1,457,951	1,507,403

	$14,199,088	$14,419,386

LIABILITIES
Current
Accounts payable and accrued liabilities	$95,940	$398,629
Deferred revenue	694	8,450
Bank loan	1,430,638	-
	1,527,272	407,079

SHAREHOLDERS’ EQUITY
Capital Stock
Authorized:
100,000,000 common shares with a par value of $0.001
Issued and outstanding:
60,752,641 common shares at June 30, 2008
65,348,009 common shares at December 31, 2007	60,752	65,348
Additional paid-in capital	37,085,825	37,881,636

Deficit	(26,032,057)	(25,380,855)
Accumulated Other Comprehensive Income	1,784,755	2,115,740
Treasury Stock, at cost	(227,459)	(669,562)
	12,671,816	14,012,307
Contingent Liabilities	$14,199,088	$14,419,386

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	3 MONTHS ENDED JUNE 30		6 MONTHS ENDED JUNE 30
	2008	2007	2008	2007

Net Revenues
Sales	$849,859	$1,833,973	$1,647,747	$2,848,884

Cost of Revenues	586,572	963,737	1,001,082	1,503,828
Gross Profit	263,287	870,236	646,665	1,345,056
Investment Income	38,701	126,621	73,703	239,964
	301,988	996,857	720,368	1,585,020
Expenses
Operating expenses	705,860	777,354	1,213,561	1,311,868
Depreciation and amortization	43,701	31,909	89,059	71,291
	749,561	809,263	1,302,620	1,383,159
(Loss) Income from Operations	(447,573)	187,594	(582,252)	201,861

Other Items
Share of net income (loss) of joint venture	(8,275)	1,979	(7,563)	7,710
Settlement of legal claim	-	-	(65,035)	-
Foreign exchange gain (loss)	(1,303)	-	3,648	-
	(9,578)	1,979	(68,950)	7,710

Income (Loss) for the Period	$(457,151)	$189,573	$(651,202)	$209,571

Basic (loss) Earnings per Share	$(0.008)	$0.003	$(0.011)	$0.003
Diluted (loss) Earnings per Share	$(0.008)	$0.003	$(0.011)	$0.003

Weighted Average Number Of Shares Outstanding:
Basic	59,339,362	64,927,841	60,136,059	63,674,302
Diluted	59,339,362	64,927,841	60,136,059	63,674,302

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(Unaudited)

	3 MONTHS ENDED JUNE 30		6 MONTHS ENDED JUNE 30
	2008	2007	2008	2007

(Loss) Income for the Period	$(457,151)	$189,573	$(651,202)	$209,571
Other Comprehensive (Loss) Income, net of tax
Foreign currency translation adjustments	79,679	924,231	(330,985)	1,030,089

Consolidated Comprehensive (Loss) Income	$(377,472)	$1,113,804	$(982,187)	$1,239,660

Basic and Diluted Comprehensive (Loss) Income per Share	$(0.006)	$0.017	$(0.016)	$0.019

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	6 MONTHS ENDED JUNE 30
	2008	2007

Cash Flows from Operating Activities
Income (Loss) for the period from continuing operations	$(651,202)	$209,571
Non-cash items included in net Income:
Depreciation and amortization	89,059	71,291
Stock based compensation	16,000	21,224
Joint Venture (Income) loss	7,563	(7,710)

Changes in operating working capital items:
(Increase) Decrease in accounts receivable	184,602	(321,872)
(Increase) Decrease in inventory	10,948	27,996
(Increase) Decrease in prepaid expenses	(71,201)	(98,836)
(Increase) Decrease in employee receivable	(65,389)
Increase (Decrease) in accounts payable and accrued liabilities	(300,542)	(39,115)
Increase (Decrease) in deferred revenue	(7,736)	19,706
Net cash used in (from) operating activities	(787,898)	(117,745)

Cash Flows from Investing Activities
Purchase of property and equipment, net	(24,366)	(240,164)
Purchase of property held for development	(1,369,893)	(1,833,362)
Loan advances	(464,037)	(1,268,838)
Loan repayment	-	1,155,702
Investment in joint venture	-	(116,634)
Other receivables	215,067	(65,700)
Deposits	(4,000)	(462,386)
Note receivable	-	1,931
Net cash from (used in) Investing Activities	(1,647,229)	(2,829,451)

Cash Flows from Financing Activities
Proceed from Bank Loan	1,470,625	1,257,744
Repayment of Bank Loan	-	(548,694)
Purchase of Treasury Stock	(374,304)	-
Proceeds from issuance of capital stock, net	-	528,235
Net cash from (used in) financing activities	1,096,321	1,237,285

Change in Cash and Cash Equivalents For The Period	(1,338,806)	(1,709,911)
Cash and Cash Equivalents, Beginning Of Period	1,594,657	1,004,558
Effect of Exchange Rates on Cash	(14,519)	1,030,089

Cash and Cash Equivalents, End of Period	$241,332	$324,736